SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934





      Date of Report (Date of Earliest Event Reported): NOVEMBER 24, 1997


                           ENCORE COMPUTER CORPORATION
             (Exact name of registrant as specified in its charter)


                           DELAWARE
        (State of incorporation or organization)


                 0-13576                               04-2789167
        (Commission File Number)          (I.R.S. Employer Identification  No.)


      6901 WEST SUNRISE BOULEVARD, FORT LAUDERDALE, FL          33340-9148
          (Address of Principal Executive Office)               (Zip Code)


     Registrant's telephone number, including area code: (954) 316-4400

Item 2. Acquisition or Disposition of Assets.

On November 24, 1997 (the "Closing"), pursuant to an Asset Purchase Agreement dated as of July 17, 1997 (the "Agreement") by and among the registrant, Encore Computer U.S., Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant ("Encore US"), Encore Computer International, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant ("Encore International" and, collectively with the registrant and Encore US, "Encore"), and Sun Microsystems, Inc., a Delaware corporation, and Sun Microsystems International, B.V., a Netherlands corporation (collectively, "Sun"), Encore sold substantially all of the assets associated with its storage products business to Sun (the "Sun Transaction"). The Agreement had contemplated that the aggregate consideration to be paid to the Company by Sun for such assets was to be $185,000,000, of which $150,000,000 in cash was to be paid at the closing (the "Closing Payment") and $35,000,000 was to be payable on July 1, 1998 (the "Second Payment"). Pursuant to the terms of a Modification Agreement, dated as of November 24, 1997, among Encore and Sun, the parties agreed that the final amount of the Closing Payment would be reduced to $149,882,683 to reflect that Sun was assuming certain liabilities of certain non-U.S. subsidiaries of the registrant in the amount of $117,317, which Sun had not previously agreed to assume under the terms of the Agreement. In addition, the parties further agreed that Sun was to pay an additional amount of $1,285,544 to Encore for the purchase by Sun of certain finished storage product units, as contemplated by the terms of the Agreement. Thus, the aggregate amount paid by Sun to Encore at the Closing was $151,168,227 (the "Total Cash Closing Payment"), which was paid by Sun to the registrant as follows: (i) at registrant's request, $118,550,972.57 was paid to Gould Electronics Inc. ("Gould"), which represented payment by the registrant to Gould for (I) the aggregate amount of outstanding principal amount of indebtedness, and accrued interest thereon, owed by the registrant to Gould and (II) the redemption of the registrant's outstanding preferred stock, all of which was then owned by Gould and by its affiliate, EFI International Inc. (collectively, the "Gould Agreement"); (ii) at registrant's request, $11,876 was paid in French Francs to Encore Computer, S.A, a wholly-owned subsidiary of the registrant; (iii) $22,000,000 was paid to First Trust of California, National Association, as escrow agent, pursuant to the terms of an escrow arrangement between Encore and Sun; and (iv) the remainder was paid to the registrant. The purchase price for the sale of assets in the Sun Transaction, and the modifications thereto as described above, were determined as a result of arms-length negotiations between Encore and Sun.

At the closing of the Sun Transaction, Sun and the registrant entered into a Technology License Agreement pursuant to which Sun granted to the registrant a non-exclusive, non-transferable, royalty free, worldwide license in the licensed materials sold to Sun as part of the storage products business to create and distribute real-time products based on the licensed materials for use by the registrant in its real-time business, subject to certain limitations specified therein, but not for any other purpose. The license agreement also allows the registrant to sublicense third parties to distribute such real-time products of the registrant or incorporate such products into the third party's real-time products, subject to certain limitations. The registrant also agrees not to use the licensed materials in any storage products or to compete with Sun's storage products business, and to grant to Sun a non-exclusive, royalty-free, paid up, non-terminable, worldwide license under intellectual property rights in any derivative works created by the registrant derived from the licensed materials, so long as Sun does not use this grant back license to create or distribute real-time products.

In connection with the Agreement and for a one-year period following the closing of the Sun Transaction, Gould has agreed to take all actions necessary to ensure that Encore remains solvent. In addition, Gould and certain of its affiliates have agreed among other things, that, if within two years after the closing of the Sun Transaction, the Company commences an insolvency proceeding and the Sun Transaction is challenged in that proceeding, that Gould and such affiliates will indemnify Sun for losses arising therefrom (the foregoing agreements entered into by Gould and certain of its affiliates, on the one hand, and Sun, on the other hand, as amended by the Modification Agreement thereto, are referred to herein as the "Inducement Agreements").

Sun is a leading supplier of enterprise network computing products including desktop systems, servers, storage subsystems, software, microprocessors, and a full range of services and support. Sun's products command a significant share of a rapidly growing segment of the computer industry: networked computing environments. Sun's products are used for many demanding commercial and technical applications in various industries.

The Agreement, the Modification Agreement, the Technology License Agreement and the Inducement Agreements are attached hereto as Exhibits and are incorporated herein by reference. The foregoing description of the Sun Transaction is subject to, and qualified in its entirety by reference to such Exhibits.

Item 7.  Financial Statements and Exhibits.

 (a) Pro Forma Financial Information

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited Pro Forma Consolidated Financial Statements for the year ended December 31, 1996 and the nine months ended September 28, 1997 give effect to the Sun Transaction and the Gould Agreement. The pro forma adjustments are based on available information and upon certain assumptions that the Company's management believes are reasonable under the circumstances. The unaudited pro forma financial information should be read in conjunction with the December 31, 1996 audited Consolidated Financial Statements and the September 28, 1997 unaudited Consolidated Financial Statements of the Company incorporated herein by reference

The unaudited Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statements of Operations are necessarily based upon allocation, assumptions and approximations and, therefore, do not reflect in precise numerical terms the impact of the transaction on the historical financial statements. In addition, such pro forma statements should not be used as a basis for forecasting the future operation of the Company.

The pro forma adjustments made in the preparation of the unaudited Pro Forma Consolidated Balance Sheet assume that the Sun Transaction and the Gould Agreement had been consummated on September 28, 1997. The pro forma adjustments related to the unaudited Pro Forma Consolidated Statement of Operations assume that the Sun Transaction and the Gould Agreement had been consummated as of January 1, 1996.

ENCORE COMPUTER CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 28, 1997

                                                                                   PRO FORMA ADJUSTMENTS
                                                                                     INCREASE (DECREASE)
                                                                              ----------------------------------
                                                                                   SUN                GOULD              PRO
                                                               HISTORICAL       TRANSACTION         AGREEMENT           FORMA
                                                            ---------------   ----------------   ---------------    ---------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents                                   $      4,461      $     151,168(A)  $    (84,738)(F)   $     40,146(H)
                                                                                      (5,745)(B)      (25,000)(E)
 Accounts receivable, less allowance                                7,927                 --               --              7,927
 Inventories                                                        7,711             (3,357)(A)           --              4,354
 Prepaid expenses and other current assets                          1,122                 --               --              1,122(I)
                                                             ------------      -------------     ------------       ------------
  Total current assets                                             21,221            142,066         (109,738)            53,549

Due from Sun Microsytems                                               --             35,000(A)            --             35,000
Property and equipment, net                                        29,438            (27,132)(A)           --              2,306
Other assets                                                        1,300               (365)(A)           --                935
                                                             ------------      -------------     ------------       ------------
   Total Assets                                              $     51,959      $     149,569     $   (109,738)      $     91,790
                                                             ============      =============     ============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Current liabilities:
 Current portion of long term debt-related parties           $     68,416      $          --     $    (68,416)(F)   $         --(H)
 Current portion of long term debt-other                              137               (137)(B)           --                 --
 Accounts payable and accrued liabilities                          31,534             (1,006)(A)      (16,322)(F)         30,174
                                                                                      (5,227)(B)
                                                                                       3,860 (C)
Restructuring and other charges                                        --             17,335 (D)           --                 --
                                                             ------------      -------------     ------------       ------------
  Total current liabilities                                       100,087             14,825          (84,738)            30,174

Long term debt-other                                                  381               (381)(B)           --                 --
Other liabilities                                                   1,800                 --           35,000 (E)         36,800
                                                             ------------      -------------     ------------       ------------
  Total liabilities                                               102,268             14,444          (49,738)            66,974
                                                             ------------      -------------     ------------       ------------

SHAREHOLDERS' EQUITY (CAPITAL DEFICIENTY):
   Preferred stock, $0.01 par value,
   authorized 10,000,000 shares:
 Series A Convertible Participating Preferred,
   issued  73,641 shares in 1997 and 1996                               1                 --               (1)(G)             --
 6% Cumulative Series B Convertible Preferred
   issued 728,722 with an aggregate liquidation
   preference of $72,872,200                                            7                 --               (7)(G)             --
 6% Cumulative Series D through I Convertible
   Preferred, issued 4,110,478 with an aggregate
   liquidation preference of $411,047,800                              41                 --              (41)(E)             --
 Common stock, $0.01 par value, authorized
   200,000,000 shares; issued 37,559,976,
   pro forma 67,346,291                                               376                 --              298 (G)            674
 Additional paid-in capital                                       487,227                 --          (59,959)(E)        426,978
                                                                                                         (290)(G)

 Accumulated deficit                                             (537,961)           156,320 (A)           --           (402,836)
                                                                                      (3,860)(C)
                                                                                     (17,335)(D)
                                                             ------------      -------------     ------------       ------------
  Total shareholders' equity (capital deficiency)                 (50,309)           135,125          (60,000)            24,816
                                                             ------------      -------------     ------------       ------------
  Total liabilities and shareholders'
      equity (capital deficiency)                            $     51,959      $     149,569     $   (109,738)      $     91,790
                                                             ============      =============     ============       ============

ENCORE COMPUTER CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   PRO FORMA ADJUSTMENTS
                                                                                     INCREASE (DECREASE)
                                                                              ----------------------------------
                                                                                   SUN                GOULD              PRO
                                                               HISTORICAL       TRANSACTION         AGREEMENT           FORMA
                                                            ---------------   ----------------   ---------------    ---------------
NET SALES
 Equipment                                                   $     27,600      $      (6,603)(a)  $        --       $    20,997
 Service                                                           20,027                 --               --            20,027
   Total                                                           47,627             (6,063)              --            41,024

Costs and expenses:
 Cost of equipment sales                                           35,786            (23,925)(a)           --            12,761
 Cost of service sales                                             17,822             (5,979)(a)           --            11,843
 Research and development                                          30,260            (18,156)(b)           --            12,104
 Sales, general and administrative                                 30,977            (13,948)(b)           --            17,029
   Total                                                          114,845            (61,108)              --            53,737

Operating loss                                                    (67,218)            54,505               --           (12,713)

 Interest expense, related parties                                 (3,370)                --            3,370 (c)            --
 Interest expense, mortgages                                          (80)                80 (d)           --                --
 Interest expense, other                                              (70)                --               --               (70)
 Interest Income                                                      196                 --               --               196
 Other expense, net                                                  (554)                --               --              (554)

Loss before income taxes                                          (71,096)            54,585            3,370           (13,141)

Income tax benefit                                                   (364)                --               --              (364)

Net loss                                                     $    (70,732)     $      54,585     $      3,370       $   (12,777)(g)
                                                             ============      =============     ============       ===========

Loss per common share:
 Net loss                                                    $    (70,732)     $      54,585     $      3,370       $   (12,777)
 Preferred Stock dividends                                        (25,413)                --           25,413 (e)            --
Net loss attributable to common
 shareholders                                                $    (96,145)     $      54,585     $     28,783       $   (12,777)
                                                             ============      =============     ============       ===========

Net loss per common share                                    $      (2.61)                                          $     (0.19)
                                                             ============                                           ===========

Weighted average shares of common stock                            36,810                              29,786 (f)        66,596
                                                             ============                        ============       ===========

See accompanying notes to Unaudited Pro Forma Consolidated Statement of Operations.





ENCORE COMPUTER CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 28, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   PRO FORMA ADJUSTMENTS
                                                                                     INCREASE (DECREASE)
                                                                              ----------------------------------
                                                                                   SUN                GOULD              PRO
                                                               HISTORICAL       TRANSACTION         AGREEMENT           FORMA
                                                            ---------------   ----------------   ---------------    ---------------
NET SALES
 Equipment                                                   $     11,428      $      (5,190)(a)  $        --       $     6,238
 Service                                                           11,688                 --               --            11,688
   Total                                                           23,116             (5,190)              --            17,926

Costs and expenses:
 Cost of equipment sales                                           18,138            (11,827)(a)           --             6,311
 Cost of service sales                                             12,447             (4,954)(a)           --             7,493
 Research and development                                          20,876            (12,526)(b)           --             8,350
 Sales, general and administrative                                 21,961            (10,034)(b)           --            11,927
   Total                                                           73,422            (39,341)              --            34,081

Operating loss                                                    (50,306)            34,151               --           (16,155)

 Interest expense, related parties                                 (4,696)                --            4,696 (c)            --
 Interest expense, mortgages                                          (49)                49 (d)           --                --
 Interest expense, other                                              (33)                --               --               (33)
 Interest Income                                                       94                 --               --                94
 Other expense, net                                                (1,281)               --               --             (1,281)

Loss before income taxes                                          (56,271)            34,200            4,696           (17,335)

Provision for income taxes                                            194                 --               --               194

Net loss                                                     $    (56,465)     $      34,200     $      4,696       $   (17,569)
                                                             ============      =============     ============       ===========

Loss per common share:
 Net loss                                                    $    (56,465)     $      34,200     $      4,696       $   (17,569)
 Preferred Stock dividends                                        (21,794)                --           21,794 (e)            --
Net loss attributable to common
 shareholders                                                $    (78,259)     $      34,200     $     26,490       $   (17,569)
                                                             ============      =============     ============       ===========

Net loss per common share                                    $      (2.09)                                          $     (0.26)
                                                             ============                                           ===========

Weighted average shares of common stock                            37,419                              29,786 (f)        67,205
                                                             ============                        ============       ===========

See accompanying notes to Unaudited Pro Forma Consolidated Statement of Operations.

NOTE: The results of operations for the nine months of Fiscal 1997 are not necessarily indicative of the results to be expected for the full year.



          NOTES TO UNAUDITED PRO FORM CONSOLIDATED FINANCIAL STATEMENTS

                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(A) Represents $151,168,000 cash payment at the date of closing (Closing Payment of $149,882,000 and $1,286,000 for certain storage product inventory) and a $35,000,000 receivable from Sun Microsystems due July 1, 1998 received as part of the Sun Transaction in consideration for substantially all of the assets associated with the Storage Products Business detailed as follows:


                 Storage product inventory                                             $   3,357,000
                 Property, plant and equipment including land and buildings
                       located in Fort Lauderdale and Melbourne, Florida                   27,132,000
                 Capitalized software purchased for internal use                              365,000
                                                                                      ---------------
                                                                                           30,854,000

                 Reversal of warranty reserves associated with the storage
                       product inventory                                                   (1,006,000)
                                                                                      ---------------
                                                                                       $   29,848,000
                                                                                      ===============


                 Gain on sale of assets, excluding transaction costs                   $  156,320,000
                                                                                      ===============

(B) Represents the payment of all trade accounts payable, certain accrued liabilities and the balance of the mortgages on the buildings being sold as part of the Sun Transaction.

(C) Represents reserve established for the payment of transaction costs associated with the Sun Transaction.

(D) Represents estimated restructuring and other charges directly related to the Sun Transaction as follows:

                 Employee severance                                                   $   5,883,000
                 Employee retention bonuses                                               4,562,000
                 Employee incentive bonuses                                               1,000,000
                 Costs associated with termination of European facility leases            3,290,000
                 Costs associated with termination of European automobile leases            100,000
                 Building rearrangement costs                                               500,000
                 Tax Liability from sale of assets                                        1,000,000
                 Estimated closing costs                                                  1,000,000

                                                                                     --------------

                                                                                      $  17,335,000
                                                                                     ==============

The above was calculated as follows:

SEVERANCE
Employee severance is based on the number of employees of the Company who were not hired by Sun or retained by Encore. It includes severance for employees contracted by Sun as the Company has agreed to pay the difference between the completion bonus the contractors will receive from Sun at the end of their contract and the amount of severance they were entitled to if they had been terminated.

EMPLOYEE RETENTION

Pursuant to written agreements between the Company and each of approximately 49 employees.

EMPLOYEE INCENTIVE
Payment to certain key employees at the discretion of management.

TERMINATION OF EUROPEAN FACILITY LEASES
Based on remaining lease terms and buy out clauses associated with leased facilities at the Company's European offices.

TERMINATION OF EUROPEAN AUTOMOBILE LEASES
Based on remaining lease terms on automobiles leased by the Company for European employees.

BUILDING REARRANGEMENT
Leasehold improvements to be made at one of the Company's Fort Lauderdale facilities which will be leased from Sun.

(E) Represents payment of $25,000,000 and a $35,000,000 payable due July 1, 1998 required by the Gould Agreement to retire the 6% Cumulative Series D, E, F, G, H and I Convertible Preferred Stock.

(F) Represents cash payment of $84,738,000 to retire the Gould Debt and accrued interest.

(G) Represents the conversion of 73,641 shares of Series A Convertible Participating Preferred Stock and 728,722 shares of Series B Convertible Preferred Stock to Common Stock in accordance with the Gould Agreement.

(H)      Excludes the use of $26,148,000 associated with the following items:
         (i) Approximately $8,813,000 for retainment of additional funding under the Gould Debt for the period 9/28/97 through the date of closing.
         (ii) Approximately $17,335,000 in restructuring and other costs in connection with the Sun Transaction and organization and operation of the Company following the Sun Transaction.

(I) Excludes valuation of the royalty-free license agreement because the Company believes that future product revenues resulting from such license agreement will be immaterial in value relative to the projected product revenues, and short-term in duration. Also, the utilization of the license granted thereunder is dependent upon the Company's future course of operations.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(a) Represents the reversal of storage product revenue and all cost of sales associated with the storage product including customer service support which was provided to the customer at no charge under warranty contracts.

(b) Represents the estimated portion of operating expenses incurred for the development and sale of the storage product line, based in part on the number of employees transferred to Sun. Sun hired 143 development employees, or 60% of those employed by the Company. Development spending was reduced using this percentage. Actual sales expenses related to storage products are segregated on the Company's books by means of cost centers, and these actual costs are the amounts that have been deducted from sales expenses. No amounts have been deducted for general and administrative expenses as none relate directly to the assets sold.

(c) Represents interest expense on the Gould Debt which was retired as part of the Gould Transaction.

(d) Represents interest expense on the mortgages which were retired as part of the Sun Transaction.

(e) Represents the reversal of dividends on preferred stock retired or converted to common stock as part of the Gould Agreement.

(f) Represents the common stock issued in the conversion of Series A and B preferred stock as part of the Gould Transaction.

(g)      Excludes the gain on the sale of assets associated with the Sun
         Transaction.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



/bullet/ the Company's Annual Report on Form 10-K for the year ended December
         31, 1996.

/bullet/ the Company's Quarterly Report on Form 10-Q for the quarter ended
         September 28, 1997.

     (b) Exhibits

         EXHIBIT 2.1 - Asset Purchase Agreement dated as of July 17, 1997 among the registrant, Encore Computer U.S., Inc., Encore Computer International, Inc., Sun Microsystems, Inc. and Sun Microsystems International, B.V. (without exhibits), and the Modification Agreement thereto dated as of November 24, 1997.

         EXHIBIT 2.2 - Technology License Agreement entered into between the registrant and Sun.

         EXHIBIT 2.3 - The respective Inducement Agreements entered into by Gould and its affiliates with Sun, and the Gould Modification Agreement among such parties.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ENCORE COMPUTER CORPORATION



Date:  December 9, 1997                    By: /s/ KENNETH G. FISHER
                                               ---------------------------
                                               Kenneth G. Fisher

                                           Title:  CHIEF EXECUTIVE OFFICER

                                 EXHIBIT INDEX

EXHIBIT   DESCRIPTION
-------   -----------

  2.1 Asset Purchase Agreement dated as of July 17, 1997 among the registrant, Encore Computer U.S., Inc., Encore Computer International, Inc., Sun Microsystems, Inc. and Sun Microsystems International,
          B.V. (without exhibits), and the Modification Agreement thereto dated as of November 24, 1997.

  2.2 Technology License Agreement entered into between the registrant and Sun.

  2.3 The respective Inducement Agreements entered into by Gould and its affiliates with Sun, and the Gould Modification Agreement among such parties.